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                            SUBSIDIARIES OF THE COMPANY

ACTIVE DOMESTIC SUBSIDIARIES

Westaff (USA), Inc.
Western Medical Services, Inc.
Western Medical Services (NY), Inc.
Mediaworld International
Westaff (Guam), Inc.
Alternative Billing Services, Inc,
Best Temporaries, Inc.
Best Temporaries Federal Systems, Inc.

INACTIVE DOMESTIC SUBSIDIARIES

Western Technical Services, Inc.
Western Legal Services, Inc.
Western Television News, Inc.
Western Permanent Services Agency, Inc.
Western Staff Services (CA), Inc.
Western Service, Inc.
Kontorservice, Inc.


FOREIGN SUBSIDIARIES

Australia:
Westaff (Australia) Pty. Ltd.
Western Personnel Services Pty. Ltd.
Western Temporary Services Pty. Ltd.

Denmark:
Western Service A/S

New Zealand:
Westaff NZ Limited

Norway:
Western Staff Services A/S
Kontorservice A/S


United Kingdom:
Western Staff Services (U.K.) Limited